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                                                                     EXHIBIT 3.5
                            CERTIFICATE OF FORMATION
                            ------------------------

                                       OF

                              MEDIACOM ARIZONA LLC


          The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

          FIRST:    The name of the limited liability company (hereinafter
called the "limited liability company") is Mediacom Arizona LLC.

          SECOND:   The address of the registered office and the name and
address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 18805.



Executed on September 4, 1996



                                        /s/ David Lubin
                                      -----------------------------
                                    David Lubin, Esq.
                                    Sole Organizer
                                    Cooperman Levitt Winikoff
                                        Lester & Newman, P.C.
                                    800 Third Avenue
                                    New York, New York 10022